Exhibit 4.24

          FIFTH AMENDMENT, dated as of December 26, 1995 (this "Amendment"), to the REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of October 7, 1994 (as amended and as the same may be further amended, supplemented, modified or extended from time to time, the "Agreement"), among NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Borrower"), each of the several lenders from time to time parties thereto (each a "Lender" and, collectively, the "Lenders"), THE BANK OF NEW YORK, as Administrative Agent for the Lenders (the "Administrative Agent") and THE FIRST NATIONAL BANK OF BOSTON and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as Co-Agents.


                             W I T N E S S E T H:


          WHEREAS, under the Agreement there is currently outstanding a revolving credit facility (referred to therein as the "Revolving Credit Commitment") in the amount of $60,000,000 a portion of which has been utilized by the issuance of a letter of credit for the account of the Borrower in the amount of $30,000,000 expiring on December 31, 1995 (the "Letter of Credit"); and

          WHEREAS, it is expected that the Letter of Credit will be drawn on in full on or about December 27, 1995 (the "Drawing Date") and the Borrower will immediately thereafter borrow the sum of $30,000,000 under the Revolving Credit Commitment (the "Refunding Loan") and use the proceeds thereof to reimburse the drawing under the Letter of Credit; and

          WHEREAS, it is desirable to have the Refunding Loan evidenced by separate promissory notes; and

          WHEREAS, the parties desire to amend the Agreement to reflect the foregoing.

          NOW, THEREFORE, the parties hereby agree as follows:

          Section 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Agreement shall, from and after the date hereof, refer to the Agreement as amended hereby.

          Section 2. The Refunding Notes. Notwithstanding the provisions of Section 2.03 of the Agreement, the Borrower's obligation to repay the Refunding Loan will be evidenced by promissory notes of the Borrower substantially in the form of Exhibit A to this Amendment (each a "Refunding Note"), one such payable to the order of each Revolving Credit Lender in the amount of its proportionate share of the Refunding Loan, to be delivered to the Revolving Credit Lenders on the Drawing Date. The Refunding Loan shall nevertheless be a Revolving Credit Loan for all purposes of the Agreement, and the Borrower's obligation to repay all Revolving Credit Loans other than the Refunding Loan shall continue to be evidenced by the Revolving Credit Notes.

          Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders
(a) that the execution and delivery of this Amendment and the Refunding Notes by it have been duly authorized by all necessary corporate action,
(b) that this Amendment constitutes, and the Refunding Notes when executed and delivered by the Borrower will constitute, the valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equity principles and (c) the execution, delivery and performance of this Amendment and the Refunding Notes do not violate or contravene the terms of the Borrower's charter documents, by-laws or any agreement or instrument binding on the Borrower or its property.

          Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

          Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instru-ment.

          Section 6. Effectiveness. This Amendment shall become effective upon the execution of this Amendment by the Borrower, the Guarantor and the Required Banks (as defined in the Agreement).

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                              NATIONAL PROPANE CORPORATION


                              By:     Thomas E. Shultz
                                 Name:  Thomas E. Shultz
                                 Title: VP & Treasurer



                              THE BANK OF NEW YORK, as
                              Administrative Agent and as a Lender


                              By:     William O' Daly
                                 Name:  William O'Daly
                                 Title: Assistant Vice President



                              THE FIRST NATIONAL BANK OF BOSTON


                              By:     Christopher Holmgren
                                 Name:  Christopher Holmgren
                                 Title: V.P.



                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:     Joan D. Winstein
                                 Name:  Joan D. Winstein
                                 Title: Vice President


                              FIRST AMERICAN NATIONAL BANK


                              By:     Kelli H. Ernst
                                 Name:  Kelli H. Ernst
                                 Title: Corporate Bank Officer


                              INTERNATIONALE NEDERLANDEN
                              (U.S.) CAPITAL CORPORATION



                              By:     Barry A. Iseley
                                 Name:  Barry A. Iseley
                                 Title: Vice President


                              USL CAPITAL CORPORATION



                              By:________________________________
                                 Name:
                                 Title:



                              PILGRIM PRIME RATE TRUST



                              By:     Michael J. Bacevich
                                 Name:  Michael J. Bacevich
                                 Title: Ass't Portfolio Mgr




                              VAN KAMPEN AMERICAN CAPITAL
                              PRIME RATE INCOME TRUST



                              By:     Kathleen A. Zarn
                                 Name:  Kathleen A. Zarn
                                 Title: Vice President



     Triarc Companies Inc., as Guarantor, hereby consents to the foregoing Fifth Amendment

                              TRIARC COMPANIES, INC.


                              By:    Joseph A. Levato

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                                                                  Exhibit A




                              REFUNDING NOTE

     $_____________                                       December __, 1995


               NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of ___________________________________ (the "Lender"), at the office of The Bank of New York, as Administrative Agent, at One Wall Street, New York, New York 10286 in lawful money of the United States, on March 31, 2000, the principal sum of ______________________________ . This Note shall bear interest on the dates and at the rates set forth in the Credit Agreement (as defined below) for ABR Revolving Loans and Eurodollar Revolving Loans.
               This Note evidences a Revolving Credit Loan made on December 27, 1995 pursuant to that certain Revolving Credit and Term Loan Agreement, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), between the Borrower, The Bank of New York, as Administrative Agent, The First National Bank of Boston and Internationale Nederlanden (U.S.) Capital Corporation, as Co-Agents, and the lenders from time to time parties thereto, including the Lender. This Note is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Credit Agreement.
               All changes in interest determination on the Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments of principal and interest on this Note may be indicated by the Lender upon the grid attached hereto which is a part of this Note. Such notations shall be presumed correct absent manifest error as to the aggregate unpaid principal amount of the Revolving Credit Loan evidenced by this Note, and interest due thereon, provided, that any failure by the Lender to make any such notations shall not affect the obligations of the Borrower hereunder or under the Credit Agreement in respect of such Loan.
               This Note is entitled to the benefits of the Guarantee and the Security Documents referred to in the Credit Agreement.
               The obligations of the Borrower evidenced hereby constitute "senior debt" for purposes of all documents to which the Borrower is a party or by which it or its properties are bound.
               This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                   NATIONAL PROPANE CORPORATION


                                   By__________________________
                                     Name:
                                     Title:


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                    Interest and Payments of Principal


     Interest                  Interest
     Period       Interest     Rate (if     Amount              Name of
     Method       Period (if   fixed for      of       Unpaid    Person
     (ABR) or     Eurodollar   a specified Principal Principal   Notifi-
     Eurodollar   Loan)        Period)       Paid      Balance   cation
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